Exhibit 99.1

Delta Seaboard International, Inc. Announces Agreement With Vision Opportunity Master Fund, Ltd. to Convert All Outstanding Shares of Preferred Stock Into Common Stock; Stockholder's Equity to Increase by $800,000

HOUSTON and KEMAH, Texas, Jul 27, 2011 (GlobeNewswire via COMTEX) -- Delta Seaboard International, Inc. (OTCBB:HMDI) ("Delta"), a subsidiary of American International Industries, Inc. (OTCBB:AMIN) (OTCQX:AMIN), today announced that on June 29, 2011, it entered into an agreement with Vision Opportunity Master Fund, Ltd. ("VOMF"), pursuant to which VOMF agreed to convert 3,769,626 shares of the Company's preferred stock, constituting all of Delta's outstanding preferred stock, into 3,769,626 shares of common stock and also agreed to waive all accrued dividends payable on the preferred stock.
In consideration the conversion by VOMF, Delta has agreed to pay a total of $225,000 to VOMF, of which $50,000 was paid upon execution of the Agreement and the remaining $175,000, if paid on or before September 30, 2011, will constitute full payment owed to VOMF. While the Company has the option to make payments at the rate of $20,000 per month, in which event the consideration payable to VOMF would increase to $250,000, it is the Company's present intentions to pay the remaining $175,000 amount before September 30, 2011 and therefore receive the discount of $25,000.

Robert W. Derrick, Jr., Delta's president, stated that "under the Agreement, we have the right to prepay the remaining $175,000 at any time, without penalty or interest and I am pleased to announce that our intentions are to prepay the full $175,000 amount on or before September 30, 2011. Upon such payment and VOMF's simultaneous conversion of the preferred stock into common stock, Delta's Stockholder's Equity will increase from approximately $2,200,000 to $3,000,000, or approximately 36%."

Delta Seaboard International, Inc. is engaged in the business of providing a broad range of products and services that are used by oil companies and independent oil and natural gas companies operating in South and East Texas and the Gulf Coast markets. Delta's services include workover services, plugging and abandonment, and well-completion and recompletion services.

Forward-Looking Statements:

This press release may contain forward-looking statements, including information about management's view of the Company's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Factors that could cause actual results to differ materially from those that we may anticipate include, among others: the fluctuations in the price of oil and gas; the demand for pipes used in the oil and gas industry and its ability to purchase pipe at advantageous pricing; the opportunity to make strategic acquisitions and expand its interests in the energy sector; increased levels of competition; the dependence upon financing, the rules of regulatory authorities and risks associated with any potential acquisitions. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results operations to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Delta Seaboard International, Inc.

By Staff

CONTACT: CONTACT: Investor Relations:
Rebekah Ruthstrom
Tel: 281-334-9479
email: amin@americanii.com